                                     EXHIBIT 2(i)
AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF DECEMBER 23, 1997, BY AND
       AMONG THE COMPANY, MCSC FREMONT ACQUISITION CORPORATION (A WHOLLY OWNED
         SUBSIDIARY OF THE COMPANY), TBS PRINTWARE CORPORATION AND THE NAMED
                      STOCKHOLDERS OF TBS PRINTWARE CORPORATION

                         AGREEMENT AND PLAN OF REORGANIZATION





                                     BY AND AMONG

                          MIAMI COMPUTER SUPPLY CORPORATION,

                        MCSC FREMONT ACQUISITION CORPORATION,

                              TBS PRINTWARE CORPORATION,

                                         AND

                                THE NAMED STOCKHOLDERS

                              DATED:  DECEMBER 23, 1997

                         AGREEMENT AND PLAN OF REORGANIZATION

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Article   1.0    Certain Definitions . . . . . . . . . . . . . . . . . . .   1
          1.1    Certain Definitions . . . . . . . . . . . . . . . . . . .   1

Article   2.0    The Merger. . . . . . . . . . . . . . . . . . . . . . . .   5
          2.1    The Merger. . . . . . . . . . . . . . . . . . . . . . . .   5
                 (a)   Organization of MFAC. . . . . . . . . . . . . . . .   5
                 (b)   Merger of TBS and MFAC. . . . . . . . . . . . . . .   5
                 (c)   Effect. . . . . . . . . . . . . . . . . . . . . . .   5
                 (d)   Articles of Incorporation . . . . . . . . . . . . .   5
                 (e)   Capital Stock . . . . . . . . . . . . . . . . . . .   5
                 (f)   Directors and Officers. . . . . . . . . . . . . . .   5
          2.2    Effective Time; Closing . . . . . . . . . . . . . . . . .   6
          2.3    Treatment of Capital Stock. . . . . . . . . . . . . . . .   6
          2.4    Stockholder Rights; Stock Transfers . . . . . . . . . . .   8
          2.5    Dissenting Shares . . . . . . . . . . . . . . . . . . . .   8
          2.6    Fractional Shares . . . . . . . . . . . . . . . . . . . .   8
          2.7    Exchange Procedures . . . . . . . . . . . . . . . . . . .   8
                 (a)   The Exchange. . . . . . . . . . . . . . . . . . . .   8
                 (b)   Non-Surrendered Certificates. . . . . . . . . . . .   8
                 (c)   No Dividends. . . . . . . . . . . . . . . . . . . .   9
                 (d)   No Obligation to Pay Cash or Issue New
                         MCSC Shares . . . . . . . . . . . . . . . . . . .   9
          2.8    Additional Actions. . . . . . . . . . . . . . . . . . . .   9

Article   3.0    Representations and Warranties of TBS and
                   the Stockholders. . . . . . . . . . . . . . . . . . . .   9
          3.1    Capitalization; Status and Qualification. . . . . . . . .   9
                 (a)   Capitalization. . . . . . . . . . . . . . . . . . .   9
                 (b)   Status and Qualification. . . . . . . . . . . . . .  10
          3.2    Authorization; Approval . . . . . . . . . . . . . . . . .  10
          3.3    Financial Statements. . . . . . . . . . . . . . . . . . .  12
          3.4    Undisclosed Liabilities . . . . . . . . . . . . . . . . .  13
          3.5    Absence of Changes. . . . . . . . . . . . . . . . . . . .  13
          3.6    Title to Assets . . . . . . . . . . . . . . . . . . . . .  13
                 (a)   Title . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)   Condemnation. . . . . . . . . . . . . . . . . . . .  14
          3.7    Real Property . . . . . . . . . . . . . . . . . . . . . .  14
          3.8    Tangible Personal Property. . . . . . . . . . . . . . . .  14
          3.9    Intellectual Property . . . . . . . . . . . . . . . . . .  15
          3.10   Litigation; Orders. . . . . . . . . . . . . . . . . . . .  16
          3.11   Compliance. . . . . . . . . . . . . . . . . . . . . . . .  16

                 (a)   Compliance (Non-Environmental). . . . . . . . . . .  16
                 (b)   Compliance (Environmental). . . . . . . . . . . . .  17
                 (c)   Definitions . . . . . . . . . . . . . . . . . . . .  18
          3.12   Status of Contracts . . . . . . . . . . . . . . . . . . .  20
                 (a)   Status. . . . . . . . . . . . . . . . . . . . . . .  20
                 (b)   Scale . . . . . . . . . . . . . . . . . . . . . . .  21
                 (c)   Normality . . . . . . . . . . . . . . . . . . . . .  21
                 (d)   Affiliated Agreements . . . . . . . . . . . . . . .  21
                 (e)   Power of Attorney . . . . . . . . . . . . . . . . .  22
                 (f)   Pension Obligation. . . . . . . . . . . . . . . . .  22
          3.13   Assets; Inventory . . . . . . . . . . . . . . . . . . . .  22
          3.14   Customers and Vendors . . . . . . . . . . . . . . . . . .  22
          3.15   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . .  23
          3.16   Employees; Benefit Plans. . . . . . . . . . . . . . . . .  23
                 (a)   Employees . . . . . . . . . . . . . . . . . . . . .  24
                 (b)   Benefit Plans . . . . . . . . . . . . . . . . . . .  24
          3.17   Insurance . . . . . . . . . . . . . . . . . . . . . . . .  24
          3.18   Subsidiaries; Competing Interests . . . . . . . . . . . .  25
          3.19   No Pending Transactions . . . . . . . . . . . . . . . . .  25
          3.20   Broker's or Finder's Fees . . . . . . . . . . . . . . . .  25
          3.21   Representations Regarding the Common Stock. . . . . . . .  25
          3.22   Updating of Schedules . . . . . . . . . . . . . . . . . .  28
          3.23   Ownership of MCSC Common Stock. . . . . . . . . . . . . .  28
          3.24   Transactions with Affiliates. . . . . . . . . . . . . . .  28
          3.25   Bank Accounts . . . . . . . . . . . . . . . . . . . . . .  28
          3.26   Correct Information . . . . . . . . . . . . . . . . . . .  29

Article   4.0    Representations and Warranties of MCSC. . . . . . . . . .  29
          4.1    Structure; Status . . . . . . . . . . . . . . . . . . . .  29
                 (a)   MCSC. . . . . . . . . . . . . . . . . . . . . . . .  29
                 (b)   MFAC. . . . . . . . . . . . . . . . . . . . . . . .  30
          4.2    Authority; No Conflict. . . . . . . . . . . . . . . . . .  30
          4.3    Broker's or Finder's Fees . . . . . . . . . . . . . . . .  31
          4.4    Litigation; Orders. . . . . . . . . . . . . . . . . . . .  31
          4.5    Authorized MCSC Common Stock. . . . . . . . . . . . . . .  31
          4.6    Accuracy and Completeness of Reports. . . . . . . . . . .  31

Article   5.0    Covenants . . . . . . . . . . . . . . . . . . . . . . . .  31
          5.1    Covenants of TBS. . . . . . . . . . . . . . . . . . . . .  31
          5.2    No Solicitation . . . . . . . . . . . . . . . . . . . . .  34
          5.3    Stockholder Approval. . . . . . . . . . . . . . . . . . .  34
          5.4    Access to Information; Confidentiality. . . . . . . . . .  35
                 (a)   Access to Information . . . . . . . . . . . . . . .  35
                 (b)   Confidentiality . . . . . . . . . . . . . . . . . .  36

          5.5    Consents; Efforts to Consummate . . . . . . . . . . . . .  37
          5.6    Public Announcements. . . . . . . . . . . . . . . . . . .  37
          5.7    Indemnification . . . . . . . . . . . . . . . . . . . . .  37
                 (a)   Indemnification by the Stockholders . . . . . . . .  37
                 (b)   Indemnification by MCSC . . . . . . . . . . . . . .  38
                 (c)   Limitations on Indemnification. . . . . . . . . . .  38
                 (d)   Notice. . . . . . . . . . . . . . . . . . . . . . .  38
                 (e)   Defense . . . . . . . . . . . . . . . . . . . . . .  39
                 (f)   Nonexclusive Remedy . . . . . . . . . . . . . . . .  39
          5.8    Existence . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.9    Articles of Merger. . . . . . . . . . . . . . . . . . . .  40

Article   6.0    General Matters . . . . . . . . . . . . . . . . . . . . .  40
          6.1    Survival of Representations and Warranties and Related
                   Agreements. . . . . . . . . . . . . . . . . . . . . . .  40
          6.2    Covenant Not to Disclose. . . . . . . . . . . . . . . . .  40
          6.3    Non-Interference Agreement. . . . . . . . . . . . . . . .  41
                 (a)   Proprietary Information . . . . . . . . . . . . . .  41
                 (b)   Non-Competition . . . . . . . . . . . . . . . . . .  41
                 (c)   Non-Interference. . . . . . . . . . . . . . . . . .  42
          6.4    Use of TBS's Name . . . . . . . . . . . . . . . . . . . .  43
          6.5    Benefits Plans and Arrangements . . . . . . . . . . . . .  43
                 (a)   Plan Participation. . . . . . . . . . . . . . . . .  43
                 (b)   Employment. . . . . . . . . . . . . . . . . . . . .  43
                 (c)   Employment Agreements . . . . . . . . . . . . . . .  44
          6.6    Failure to Fulfill Conditions . . . . . . . . . . . . . .  44
          6.7    Common Stock Restrictions . . . . . . . . . . . . . . . .  44

Article   7.0    Conditions to the Obligations of MCSC and MFAC
                   to Consummate . . . . . . . . . . . . . . . . . . . . .  44
          7.1    Representations and Warranties. . . . . . . . . . . . . .  44
          7.2    Performance . . . . . . . . . . . . . . . . . . . . . . .  44
          7.3    Consents and Approvals. . . . . . . . . . . . . . . . . .  44
          7.4    Stockholder Approval. . . . . . . . . . . . . . . . . . .  45
          7.5    Delivery of Documents . . . . . . . . . . . . . . . . . .  45
          7.6    No Litigation . . . . . . . . . . . . . . . . . . . . . .  45
          7.7    No Material Adverse Change. . . . . . . . . . . . . . . .  45

Article   8.0    Conditions to Obligations of TBS
                   and the Stockholders to Consummate  . . . . . . . . . .  45
          8.1    Representations and Warranties. . . . . . . . . . . . . .  46
          8.2    Performance . . . . . . . . . . . . . . . . . . . . . . .  46
          8.3    Consents and Approvals. . . . . . . . . . . . . . . . . .  46
          8.4    Officers' Certificate . . . . . . . . . . . . . . . . . .  46

          8.5    Payment of Cash and the New MCSC Shares . . . . . . . . .  46
          8.6    Employment Agreements . . . . . . . . . . . . . . . . . .  46
          8.7    No Litigation . . . . . . . . . . . . . . . . . . . . . .  46
          8.8    Delivery of Documents . . . . . . . . . . . . . . . . . .  46

Article   9.0    Termination . . . . . . . . . . . . . . . . . . . . . . .  46
          9.1    Termination . . . . . . . . . . . . . . . . . . . . . . .  46
          9.2    Procedure and Effect of Termination . . . . . . . . . . .  47
          9.3    Payment of Expenses and Termination . . . . . . . . . . .  47

Article   10.0   Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  48
          10.1   Further Assurances. . . . . . . . . . . . . . . . . . . .  48
          10.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . .  48
          10.3   Governing Law . . . . . . . . . . . . . . . . . . . . . .  50
          10.4   Severability. . . . . . . . . . . . . . . . . . . . . . .  50
          10.5   Entire Agreement; Amendment . . . . . . . . . . . . . . .  50
          10.6   Assignment, etc.. . . . . . . . . . . . . . . . . . . . .  50
          10.7   Counterparts. . . . . . . . . . . . . . . . . . . . . . .  51

Signatures        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Schedules:

     Schedule 3.2. . . . . . . . . .     Third Party Consents
     Schedule 3.4. . . . . . . . . .     Undisclosed Liabilities
     Schedule 3.6. . . . . . . . . .     Title to Assets
     Schedule 3.7. . . . . . . . . .     Real Property
     Schedule 3.8A . . . . . . . . .     Significant Tangible Personal Property
     Schedule 3.8B . . . . . . . . .     Leased Personal Property
     Schedule 3.8C . . . . . . . . .     Restricted Personal Property
     Schedule 3.9. . . . . . . . . .     Intellectual Property
     Schedule 3.10 . . . . . . . . .     Litigation
     Schedule 3.11A. . . . . . . . .     Non-Compliance
     Schedule 3.11B. . . . . . . . .     Non-Compliance - Environmental
     Schedule 3.12 . . . . . . . . .     Contracts
     Schedule 3.14 . . . . . . . . .     Vendor Reductions
     Schedule 3.15 . . . . . . . . .     Taxes
     Schedule 3.16A. . . . . . . . .     Employees
     Schedule 3.16B. . . . . . . . .     Benefit Plans
     Schedule 3.17 . . . . . . . . .     Insurance
     Schedule 3.25 . . . . . . . . .     Bank Accounts
     Schedule 4.4. . . . . . . . . .     Litigation
     Schedule 5.7. . . . . . . . . .     Vendor Claims

Exhibits:

     Exhibit A . . . . . . . . . . .     Employment Agreement of Robert Salomon
     Exhibit B . . . . . . . . . . .     Employment Agreement of John McCoubrie
     Exhibit C . . . . . . . . . . .     Opinion of Niven and Smith
     Exhibit D . . . . . . . . . . .     Agreement of Merger

                         AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of December 23, 1997 by and among TBS Printware Corporation, Fremont, California, a California corporation ("TBS"), Mr. Robert Salomon, a director, the Chief Executive Officer and a stockholder of TBS ("Mr. Salomon"), Mr. John McCoubrie, a director, the President and a stockholder of TBS ("Mr. McCoubrie") and Mr. Lothar Rowe, a director and a stockholder of TBS (Messrs. Salomon, McCoubrie and Rowe hereinafter collectively referred to as the "Stockholders"), Miami Computer Supply Corporation, Dayton, Ohio, an Ohio corporation ("MCSC") and MCSC Fremont Acquisition Corporation, a California corporation in organization ("MFAC") to be wholly owned by MCSC as of the Closing Date (as defined in Section 2.2) hereof. Each of MCSC, MFAC, TBS and each of the Stockholders shall be a "Party" to this Agreement and, as the context requires, are collectively "Parties" to this Agreement.

                                     WITNESSETH:

          WHEREAS, TBS is in the business of selling computer-related supplies and accessories to end-users and to dealers (the "Business"), which operations are conducted out of its main office located at 6100 Stewart Avenue, Fremont, California 94538 (the "Premises");

          WHEREAS, the Boards of Directors of TBS and MCSC have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of TBS with and into MFAC (the "Merger"), subject to the terms and conditions set forth herein; and,

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          ARTICLE 1.0  CERTAIN DEFINITIONS.

               1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, certain terms are defined throughout the Agreement and shall have the meanings given therein.


  Defined Terms                    Location in this Agreement
  -------------                    --------------------------

  "Acquisition Proposal"           Section 5.2

  "Affiliate" and "Affiliated"     Section 3.24

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 2


  "Agreement"                      First paragraph

  "Annual Financial Statements"    Section 3.3

  "Associate"                      Section 3.24

  "Business"                       First "Whereas" paragraph

  "Business Day"                   Section 2.2

  "Business Know-How"              Section 3.9

  "Cash Portion"                   Section 2.3(b)

  "CERCLA"                         Section 3.11(c)(i)

  "CGCL"                           Section 2.1(a)

  "Closing"                        Section 2.2

  "Closing Date"                   Section 2.2

  "Code"                           Section 3.16(b)

  "Confidential Information"       Section 5.4(b)

  "Control"                        Section 6.3(b)

  "Customer"                       Section 6.3(c)

  "Damage Claim"                   Section 5.7(d)

  "Damages"                        Section 3.11(c)(ii)

  "Deferred Purchase Price"        Section 2.3(b)

  "Deferred Purchase Price
  Commencement Date"               Section 2.3(b)

  "Effective Time"                 Section 2.2

  "Environmental Claim"            Section 3.11(c)(iii)

  "Environmental Law"              Section 3.11(c)(iv)

  "Environmental Record"           Section 3.11(c)(v)

  "ERISA"                          Section 3.12

  "ERISA Affiliate"                Section 3.16(b)

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 3


  "Extended Premises"              Section 3.6(b)

  "Financial Statements"           Section 3.3

  "GAAP"                           Section 2.3(b)

  "Governmental Approval"          Section 3.11(c)(vi)

  "Governmental Authority"         Section 3.11(c)(vii)

  "Hazardous Substance"            Section 3.11(c)(viii)

  "Hazardous Substance Activity"   Section 3.11(c)(ix)

  "Intellectual Property"          Section 3.9

  "Interim Financial Statements"   Section 3.3

  "Legal Requirement"              Section 3.11(c)(x)

  "Liens"                          Section 3.2

  "Material Adverse Effect"        Section 3.1(b)

  "MCSC"                           First paragraph

  "MCSC Common Stock"              Section 2.3(b)

  "MCSC Group"                     Section 5.7(a)

  "MCSC Loss"                      Section 5.7(a)

  "MCSC Preferred Stock"           Section 4.1(a)(i)

  "MFAC"                           First paragraph

  "MFAC Common Stock"              Section 2.3(a)

  "Merger"                         Second "Whereas" paragraph

  "Mr. McCoubrie"                  First paragraph

  "Mr. Rowe"                       First paragraph

  "Mr. Salomon"                    First paragraph

  "Mr. Simons"                     Section 3.1(a)

  "Multi-Employer Plan"            Section 3.16(b)

  "New MCSC Shares"                Section 2.3(b)

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 4


  "Party" and "Parties"            First paragraph

  "Permitted Liens"                Section 3.6(a)

  "Person"                         Section 3.8

  "Plans"                          Section 3.16(b)

  "Premises"                       First "Whereas" paragraph

  "Proprietary Information"        Section 6.3

  "Purchase Price"                 Section 2.3(b)

  "RCRA"                           Section 3.11(c)(xi)

  "Real Property"                  Section 3.7

  "Real Property Leases"           Section 3.7

  "Release"                        Section 3.11(c)(xii)

  "Rights"                         Section 3.1(a)

  "Scheduled Conditions"           Section 3.11(b)

  "SEC"                            Section 3.21(e)(i)

  "SEC Filings"                    Section 3.21(b)

  "Stockholders"                   First paragraph

  "Stock Contract"                 Section 3.2

  "Stock Portion"                  Section 2.3(b)

  "Surviving Corporation"          Section 2.1(b)

  "Tangible Personal Property"     Section 3.8

  "Taxes"                          Section 3.15

  "TBS"                            First paragraph

  "TBS Certificate"                Section 2.7(a)

  "TBS Common Stock"               Section 2.3(b)

  "TBS Group"                      Section 5.7(b)

  "TBS Loss"                       Section 5.7(b)

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 5


  "Trade Secrets"                  Section 3.9

  "Trademarks"                     Section 3.9


          ARTICLE 2.0  THE MERGER.

               2.1  THE MERGER

                    (a) ORGANIZATION OF MFAC. Immediately prior to the Closing Date (as defined in Section 2.2 hereof), MCSC shall have organized, as a wholly owned subsidiary, MFAC as a California corporation pursuant to Section 202, ET SEQ. of the California General Corporation Law (the "CGCL").

                    (b) MERGER OF TBS AND MFAC. (i) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), TBS shall be merged with and into MFAC in accordance with the provisions of Section 1100 ET SEQ. of the CGCL. MFAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of California as a wholly owned subsidiary of MCSC. The name of the Surviving Corporation shall be changed to "TBS Printware Corporation" promptly following the Merger. Upon consummation of the Merger, the separate corporate existence of TBS shall terminate.

                         (ii)   For purposes of compliance with the CGCL, TBS
and MFAC shall execute, deliver and file the Agreement of Merger, substantially in the form of EXHIBIT D, attached hereto and made a part hereof, which document shall be subject to and governed by the terms of this Agreement.

                    (c)  EFFECT.   From and after the Effective Time, the Merger
shall have the effects set forth in Section 1107 of the CGCL.

                    (d)  ARTICLES OF INCORPORATION.    The Articles of
Incorporation and Bylaws of MFAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

                    (e) CAPITAL STOCK. The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of MFAC immediately prior to the Effective Time.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 6


                    (f) DIRECTORS AND OFFICERS. Except as set forth herein, the directors and officers of MFAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of whom shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

               2.2 EFFECTIVE TIME; CLOSING. The Merger shall become effective upon the occurrence of the filing of Articles of Merger with the Secretary of State of the State of California pursuant to the CGCL, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing of this Agreement (the "Closing") shall take place immediately prior to the Effective Time at 11:00 a.m., Washington, D.C. Time, on or after the Business Day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Articles 7 and 8 of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of Elias, Matz, Tiernan & Herrick, L.L.P., 734 15th Street, N.W., Washington, D.C. 20005 or at such other place, at such other time, or on such other date (which date shall not be later than December 31, 1997) as the parties may mutually agree upon. At the Closing, there shall be delivered to MCSC, MFAC and TBS the opinions, certificates and other documents, as applicable, required to be delivered under Articles 7 and 8 hereof. Subject to the fulfillment or waiver at or prior to the Closing of the conditions to its obligations set forth in Articles 7 and 8, at the Closing each of MFAC and TBS shall execute and deliver Articles of Merger for filing with the Secretary of State of the State of California. For purposes of this Agreement, a "Business Day" shall be any day, except a Saturday or Sunday, that banks in the State of California are open for business.

               2.3 TREATMENT OF CAPITAL STOCK. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Stockholder:

                    (a) each share of the common stock, no par value per share, of MFAC (the "MFAC Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding and owned beneficially and of record by MCSC; and

                    (b) subject to Sections 2.5, 2.6 and 2.7 hereof, all of the issued and outstanding shares of the common stock, $1.00 par value per share of TBS (the "TBS Common Stock") issued and outstanding immediately prior to the Effective Time shall be exchanged for cash or a promissory note (the "Cash Portion") in the amount of six hundred ninety-one thousand dollars ($691,000.00) and 210,000 shares (the "New MCSC Shares") of common stock, no par value per share, of MCSC (the "MCSC Common Stock" or the "Stock Portion") (the Cash Portion set forth

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 7


above and the Stock Portion being collectively referred to herein as the "Purchase Price").

                    (c)(i) The Stockholders shall be entitled to receive additional consideration (the "Deferred Purchase Price") based on the pre-tax income (as determined by MCSC's independent auditors pursuant to generally accepted accounting principles ("GAAP")) earned by MFAC during the thirty-three
(33) full calendar months immediately subsequent to the Closing Date (if the Closing Date is within any month, the first month (the first day of which shall be deemed the "Deferred Purchase Price Commencement Date") to be used to determine the Deferred Purchase Price shall be the next full month immediately following the month in which the Closing Date occurs), as follows:


                        If MFAC's pre-tax            The Stockholders
                          income is:                   will receive:
                        --------------              ----------------

                    Greater than $2,000,000              $500,000
                    But less than $2,500,000

                    Greater than $2,500,000            $1,350,000
                    But less than $2,800,000

                    Greater than $2,800,000            $1,770,000
                    But less than $3,300,000

                    Greater than $3,300,000            $2,000,000
                    But less than $4,000,000

                    Greater than $4,000,000            $2,500,000


                    (ii) For purposes of determining the Deferred Purchase Price, the pre-tax income of MFAC will be measured on the day which is the 990th day subsequent to the Deferred Purchase Price Commencement Date. The Deferred Purchase Price shall be paid by MCSC 55% in unregistered shares of MCSC Common Stock and 45% in cash. The number of shares of MCSC Common Stock to be paid by MCSC as the stock portion of the Deferred Purchase Price shall equal the quotient of the Deferred Purchase Price (as calculated in Section 2.3(c)(i), above), multiplied by .55 and then divided by the average per share closing price of the MCSC Common Stock as quoted by the Nasdaq National Market for the period of twenty (20) trading days immediately prior to the 990th day subsequent to the Deferred Purchase Price Commencement Date. If earned as set forth above, and confirmed by MCSC's independent auditors to MCSC in writing, MCSC shall pay to the Stockholders such Deferred Purchase Price by share issuance and by check on or before the 1,050th day subsequent to the Deferred Purchase Price Commencement Date. MCSC shall have the right to alter the structure of the proposed transaction for tax and other

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 8


business reasons provided that no such change shall change the form or amount of the Purchase Price without the prior written consent of the Stockholders.

                    (d) The New MCSC Shares to be received by the Stockholders of TBS will be subject to restrictions on transferability and resale for a period of 270 days after the Closing Date.

               2.4 STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, the holders of the TBS Common Stock shall cease to be and shall have no rights as a stockholder of TBS, other than to receive the consideration provided under this Article 2.0. After the Effective Time, there shall be no transfers on the stock transfers books of TBS or the Surviving Corporation of shares of TBS Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled without the payment of any consideration by the Surviving Corporation or MCSC.

               2.5 DISSENTING SHARES. By virtue of their execution of this Agreement the Stockholders hereby forever waive any right they may have to dissent from the Merger and demand payment in cash for the fair value of his shares of TBS Common Stock under Section 1300 ET SEQ. of the CGCL or any similar or successor statute, law, rule or regulation and the Stockholders hereby release MCSC, MFAC and the Surviving Corporation and their successors and assigns from any obligation to pay such funds to them thereunder.

               2.6 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of MCSC Common Stock shall be issued to the holder of TBS Common Stock. In lieu thereof, the holder of shares of TBS Common Stock entitled to a fraction of a share of MCSC Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of MCSC Common Stock by $10.00. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

               2.7  EXCHANGE PROCEDURES.

                    (a) THE EXCHANGE. On the Closing Date, MCSC shall, upon the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of TBS Common Stock (the "TBS Certificates") at the Closing Date, issue to the Stockholders the consideration set forth in
Section 2.3(b) consisting of cash and New MCSC Shares. The cash shall be paid by federal wire transfer to an account designated, prior to the Closing, by the Stockholders or by certified or cashier's check, at the option of the Stockholders.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 9

                    (b) NON-SURRENDERED CERTIFICATES. Each outstanding certificate which prior to the Effective Time represented TBS Common Stock and which is not surrendered to MCSC in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to MCSC be deemed to evidence the right to receive the consideration set forth in
Section 2.3(b) consisting of cash and New MCSC Shares.

                    (c) NO DIVIDENDS. No holder of a certificate theretofore representing shares of TBS Common Stock shall be entitled to receive any dividends in respect of MCSC Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest). In the event that dividends are declared and paid by MCSC in respect of MCSC Common Stock after the Effective Time but prior to the holder's surrender of certificates representing shares of TBS Common Stock, dividends payable to such holder in respect of whole shares of MCSC Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of TBS Common Stock.

                    (d) NO OBLIGATION TO PAY CASH OR ISSUE NEW MCSC SHARES. MCSC shall not be obligated to pay the cash consideration or deliver a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest) to which the holder of TBS Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of TBS Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by MCSC.

               2.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of TBS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, TBS and its Stockholders and its proper officers and directors shall be deemed hereby to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of TBS or otherwise to take any and all such action.

          ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF TBS AND THE STOCKHOLDERS. TBS and the Stockholders represent and warrant to MCSC as follows:

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 10

               3.1 CAPITALIZATION; STATUS AND QUALIFICATION. (a) CAPITALIZATION The authorized capital stock of TBS consists of one hundred thousand (100,000) shares of TBS Common Stock. As of the date hereof, one hundred thousand (100,000) shares of TBS Common Stock are issued and outstanding and fifty thousand (50,000) of such shares are owned beneficially and of record by Mr. Rowe and twenty-five thousand (25,000) of such shares are owned beneficially and of record by Mr. Salomon (but are currently pledged to Mr. Bernd Peter Simons ("Mr. Simons") pursuant to that Pledge Agreement with Option to Purchase by and between Mr. Salomon and Mr. Simons dated May 1, 1990) and twenty-five thousand (25,000) of such shares are owned beneficially and of record by Mr. McCoubrie (but are currently pledged to Mr. Simons pursuant to that Pledge Agreement with Option to Purchase by and between Mr. McCoubrie and Mr. Simons dated May 1, 1990). All outstanding shares of TBS Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of TBS Common Stock has been issued in violation of any law, regulation or policy of any governmental authority, the TBS Articles of Incorporation, Bylaws, the terms of any agreement to which TBS or the Stockholders are a party or are bound or the preemptive rights of any person, firm or entity. There are no Rights authorized, issued or outstanding with respect to the capital stock of TBS. For purposes of this Agreement, "Rights" shall mean any warrants, options, rights, convertible or exchangeable securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or ownership interests.

     (b) STATUS AND QUALIFICATION. TBS is a corporation which is duly organized, validly existing and in good standing under the laws of the State of California, has the full power and authority to carry on its Business as it is currently being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform this Agreement and the transactions contemplated hereby. TBS has qualified as a foreign corporation, is in good standing, has obtained all licenses, permits or other authorizations and has taken all other actions required by or under the laws of all jurisdictions and all governmental regulations where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or prospects of TBS ("Material Adverse Effect"). TBS has heretofore delivered to MCSC true and complete copies of its Articles of Incorporation, Bylaws, as amended, as in effect as of the date hereof, and its stock transfer books.

               3.2 AUTHORIZATION; APPROVAL. Mr. Salomon is an adult resident of the State of California and a citizen of the United States of America;
Mr. McCoubrie is an adult resident of the State of New Jersey and a citizen of the United States of America and Mr. Rowe is a citizen of the Federal Republic of Germany. All of the Stockholders are legally competent to execute, deliver and perform this Agreement under the respective laws of the jurisdictions in which they reside. Each Stockholder owns and has an unqualified right to sell and shall transfer to MCSC at the Closing upon surrender of his or her certificates therefor, and MCSC and MFAC will receive, good, valid and marketable title to the TBS Common Stock, free and clear of any and all mortgages,

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 11


pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, title defects or other encumbrances or restrictions of any nature ("Liens"). Other than this Agreement, the TBS Common Stock is not subject to any stockholders' agreement or voting trust agreement or understanding, or proxy, whether in writing or oral, including without limitation, any mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, purchase, sale or other agreement (a "Stock Contract"), including any Stock Contract restricting or otherwise relating to the voting or disposition of the TBS Common Stock. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by TBS have been duly and effectively authorized by all necessary action, corporate or otherwise.
This Agreement is a valid, legally binding and enforceable obligation of TBS and the Stockholders, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of TBS has been delivered to MCSC, and such copies are complete and correct and such resolutions are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. Except for the filing and waiting period attendant to notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C. 18A, as added by
Section 201 of Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and except for the payment of all taxes required to be paid to the California Franchise Tax Board, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by TBS and the Stockholders will not: (i) require the notice or filing with, or approval or consent of any governmental or regulatory body except for the filing of Articles of Merger with the Secretary of State of the State of California pursuant to Section 1103 of the CGCL, provided, however, that the Articles of Merger shall not be filed until there has been filed a certificate of satisfaction of the Franchise Tax Board that all taxes imposed under California's Revenue and Tax Law have been paid or secured; (ii) except for the consent of the Stockholders of TBS, and except for consents to assignment of the contracts described in SCHEDULE 3.2, require the approval or consent of any other person or entity; (iii) violate any provision of such corporation's Articles of Incorporation or Bylaws, as amended; (iv) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any property or assets of TBS, under (a) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or Governmental Authority (as defined in Section 3.10(c)(vii)), or
(b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character which is not satisfied or extinguished at or prior to the Closing; (v) violate any statute, law or regulation as such statute, law or regulation relates to TBS or its Business; or

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 12


(vi) result in the creation of any adverse claim on TBS or any of its property or assets.

               3.3 FINANCIAL STATEMENTS. TBS has delivered to MCSC true, complete, accurate and correct copies of TBS's balance sheets for the year ended December 31, 1996 and for the nine months ended September 30, 1997, and the related statements of income, retained earnings and cash flows as well as the notes thereto and with respect thereto such statements have been audited by Price Waterhouse for the said periods then ended. TBS has also delivered to MCSC true, complete, accurate and correct copies of TBS's balance sheets for the years ended December 31, 1995 and 1994 and the related statements of income, retained earnings and cash flows, as well as the notes thereto and with respect thereto such statements have been reviewed by Zajac & Company, Morgan Hill, California. The audited financial statements and the reviewed financial statements described above are referred hereto as the "Annual Financial Statements." TBS has delivered to MCSC a true, correct, complete and accurate copy of its balance sheet and related statements of income, retained earnings, and cash flows for the month ended October 31, 1997 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements are collectively referred to herein as the "Financial Statements." The Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of TBS at such dates and for such periods in accordance with GAAP consistently applied during the periods indicated. The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an usual or non-recurring nature, except as expressly specified herein. Except as described on such Financial Statements there has been no change by TBS in any method of accounting or keeping of its books of account or accounting practices for the thirty-three (33) month period ended on September 30, 1997. TBS shall continue to provide to MCSC unaudited balance sheets, statements of income and cash flows within fifteen (15) calendar days after the end of each month prior to the Closing or termination of this Agreement.

               3.4 UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.4, the Financial Statements reflect and disclose any and all material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise of TBS. Except as set forth on SCHEDULE 3.4, TBS has no indebtedness, liability, claim, loss, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise. The Stockholders do not know and have no reason to know of any basis for the assertion against TBS of any such liability or obligation not fully reflected in the Financial Statements. There are no

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 13


contracts pursuant to which TBS has incurred debt or is liable for payment to the Stockholders or to any of their Affiliates or Associates.

               3.5 ABSENCE OF CHANGES. Since September 30, 1997, there has not been, other than changes in the ordinary course of business that in the aggregate have not been adverse, (i) any material adverse change in the financial position, results of operations, assets, liabilities, net worth, Business or prospects of TBS, or (ii) any other event or condition of any character (whether or not covered by insurance) that has materially adversely affected or will or is likely to so affect the properties, Business or prospects of TBS or the financial position, results of operations, or net worth of TBS, apart from events or conditions affecting the economy or the computer supply industry generally. Since such date, TBS has conducted its business only in the ordinary course and has not acquired or disposed of any material assets or engaged in any material transaction.

               3.6  TITLE TO ASSETS.

                    (a) TITLE. Except as set forth on SCHEDULE 3.6, at the Closing, TBS will own and have good and marketable title to all of its properties and assets, free and clear of restrictions on or conditions to transfer or assignment, liens, pledges, charges, encumbrances, claims, easements, security interests, covenants, title defects or objections or restrictions of any kind, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements or other Liens. After the Closing, MFAC will own and be the legal, beneficial and registered owner, or have the right to use under a valid lease, all of the assets of TBS, free and clear of any Liens other than Permitted Liens. "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of TBS, have arisen only in the ordinary course of business and consistent with past practice and do not preclude or materially adversely affect the continued use of the property to which they relate as used in the operation of the Business of TBS as currently conducted.

                    (b) CONDEMNATION. TBS has not received any notice from any Governmental Authority having jurisdiction over the Premises or any other office or warehouse locations of TBS (the Premises and such other office or warehouse locations being collectively referred to herein as the "Extended Premises") that the Extended Premises are presently the subject of any condemnation, special assessment or similar charge or proceeding, and no such condemnation, special assessment or charge is currently threatened or contemplated.

               3.7 REAL PROPERTY. SCHEDULE 3.7 sets forth a list and summary description of (i) all of the real property which is used in the Business of TBS, including without limitation, all

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 14


land, buildings and other structures and improvements and fixtures located on such land (collectively, the "Real Property"), and a description of each parcel of such land, and (ii) all leases, subleases or other agreements which allow the use or occupancy of the Real Property, or any portion thereof, or which give or grant any rights therein (collectively, the "Real Property Leases"). All of the Real Property Leases, true and correct copies of which (including all amendments or extensions thereto) have been delivered to MCSC, are in effect, and TBS is not in default under or with respect to any provision thereof and TBS has not received or sent any notice of any default under or with respect to any provision thereof, and no other party to any thereof is in default under or with respect to any provision thereof. Other than the landlord's consent to assignment required under the Real Property Leases, there are no approvals or consents of any persons or entities which are required in order to assign any Real Property Leases. The Real Property, or the use thereof, does not violate the material provisions of any applicable Environmental Laws (as defined in Section 3.11(c)(iv), or any trade, criminal, building code, fire, health or safety or other governmental ordinances, orders or regulations and TBS is in material compliance with all applicable laws, regulations, ordinances, orders, rules and restrictions relating to the Real Property. All structures and improvements located on the Real Property are in workable and useable condition and repair (excepting ordinary wear and tear) and are suitable for the uses for which they were intended and are used. The operations conducted on any of the Real Property, whether now or in the past, do not violate the rights of any Person (as defined below) with respect to such property or with respect to any other property. Neither TBS nor the Stockholders have any knowledge of and have not received any notice in regard to the foregoing and is not aware of any state of facts or situation which, with notice or the passage of time or otherwise, would constitute such a violation.

               3.8 TANGIBLE PERSONAL PROPERTY. SCHEDULE 3.8A lists each item of tangible personal property (other than inventory) owned by TBS having an initial purchase price in excess of $10,000. SCHEDULE 3.8B lists each item of tangible personal property leased by TBS (other than pursuant to individual leases having an annual rental of less than $5,000 or which are terminable by TBS within ninety (90) days of the date hereof without penalty) and each item of personal property having a value of $5,000 or more used by TBS and owned or leased by any individual, partnership, proprietorship, corporation, limited liability company, joint venture, trust, or other similar entity or governmental agency or court (a "Person") providing services to TBS (collectively, the "Tangible Personal Property"). The Tangible Personal Property, together with other tangible personal property owned or used by TBS and owned by Persons providing services to TBS constitutes substantially all of the tangible personal property used in the operation of the Business of TBS and constitutes substantially all tangible personal property necessary to conduct the Business of TBS as presently conducted by it. Except as set forth on SCHEDULE 3.8C, (i) the Tangible Personal Property owned by TBS and all other personal property, whether tangible or intangible, owned by TBS is free and clear of any and all Liens, and (ii) all the Tangible Personal Property is located at the Real Property and there is no material tangible personal property located at the Real Property which is not owned or leased by TBS. The Tangible Personal Property is in all material respects in good

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 15


working order, ordinary wear and tear excepted. All the material Tangible Personal Property has been maintained in all material respects in accordance with the past practice of TBS and generally accepted industry practice. All leased Tangible Personal Property of TBS is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

               3.9 INTELLECTUAL PROPERTY. SCHEDULE 3.9 contains an accurate and complete list of all (i) registered and unregistered: trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers (the "Trademarks"); patents; copyrights; proprietary formulas, recipes, technology, Business Know-How (as defined below) and other trade secrets (the "Trade Secrets") used in or necessary to conduct the business of TBS as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, all goodwill associated therewith, and all proprietary rights therein, in any jurisdiction in which TBS operates or does business, (ii) licenses, permissions, software and other agreements used in or necessary to the Business of TBS, and (iii) licenses, permissions, software and other agreements relating to technology, Business Know-How or processes used in the Business of TBS, which TBS is licensed or authorized to use by others ((i) - (iii) above collectively referred to herein as the "Intellectual Property"). "Business Know-How" means all books, records, technology, formulas, know-how recorded on paper or other media in the books and records of TBS, quality control records, finished product specifications, packaging supplies specifications, product registrations, records relating to the adoption and use of the Intellectual Property (as defined above), marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio, television and Internet commercials, Internet web sites, print advertisements, customer lists, label and shipping carton dies, designs, films, earthwork, photography, mechanical art, color separations, prints, plates, and graphic materials, permits and licenses, and inventory records, used in or necessary to conduct the Business as currently conducted. In regard to the Intellectual Property, and except as set forth on SCHEDULE 3.9, (i) the patents, Trademarks and the copyrights are valid, subsisting and enforceable, and the patents, the Trademarks and the copyrights are duly recorded in the name of TBS, and can be recorded in the name of MFAC, (ii) TBS has, and after the Closing MFAC will have, the sole and exclusive ownership and right, free from any Liens, to use Intellectual Property and applications therefor and the full right to use the trade names, assumed names, fictitious names, technology, know-how and processes referred to in such lists and all trade secrets used in or necessary to the conduct of the Business of TBS, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on SCHEDULE 3.9, within the last ten (10) years, no claims have been asserted by any entity or person with respect to the ownership, validity, enforceability or use of or challenging or questioning the validity or effectiveness of any of the Intellectual Property. Furthermore, the use or other exploitation of such Intellectual Property by TBS does not infringe or dilute the rights of any other entity or person; and neither TBS nor the Stockholders are able to

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 16


identify any other entity or person infringing the rights of TBS with respect to such Intellectual Property.

               3.10 LITIGATION; ORDERS. Except as set forth on SCHEDULE 3.10, there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of TBS and the Stockholders, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against TBS or the Stockholders (or any one of them) which: (i) restrain or prohibit or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby; (ii) affect or which may affect TBS with respect to the Merger; or (iii) affect or might affect the Business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of TBS, nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Neither TBS nor any of its property or assets is subject to any judgment, arbitration award, order or decree. There are no petitions pending by, against or on behalf of TBS or the Stockholders under any applicable bankruptcy or insolvency laws.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 17


               3.11  COMPLIANCE.

                    (a)  COMPLIANCE (NON-ENVIRONMENTAL).  Except as set forth in
SCHEDULE 3.11A., TBS and its respective officers, directors and employees have all material licenses, permits, approvals and other authorizations and have made all material filings and registrations that are necessary in order to enable TBS to conduct its Business as it is now being conducted. TBS and its respective officers, directors and employees have materially complied and are in material compliance with all laws, regulations and ordinances that are applicable to TBS's Business as now being conducted or are applicable to any of its assets or properties, including, without limitation, all laws, regulations and ordinances relating to or regulating the safe and proper conduct of business, consumer protection, trade practices, franchises, licensing requirements, wage and hour, antitrust, taxes, currency exchange, equal opportunity, public accommodation and services, sanitation, fire, zoning, building, labor, occupational health and safety, pension, securities, trademark or copyright. TBS has not received notification in the last five (5) years of any asserted present or past failure to so comply; and there are no actions threatened or likely to be commenced against TBS alleging any material violation of or non-compliance with any of such laws, regulations or ordinances. Attached as SCHEDULE 3.11A. are all reports relating to the Business or the Premises received within the last three
(3) years by TBS from any Governmental Authority or from any consultants regarding compliance with the regulations of the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or the U.S. Department of Labor or any equivalent state agency. The terms and conditions and circumstances of the employment of employees of TBS, including former and inactive employees, comply, and at all times have complied, to the extent material, with applicable laws and regulations (including any federal, state or local laws relating to taxation, employee benefits, wage-hour, health and safety, nondiscrimination and labor relations).

                    (b)  COMPLIANCE (ENVIRONMENTAL).  Except as set forth in
SCHEDULE 3.11B. (the "Scheduled Conditions"), TBS and the Stockholders represent and warrant to MCSC that:

                         (i) TBS and the Extended Premises comply in all
material respects with any applicable Environmental Law;

                         (ii) TBS has obtained all Governmental Approvals
required for the operation of TBS and the Extended Premises under any applicable Environmental Law;

                         (iii) TBS has not, and has no knowledge of any other
person who has, caused any Release, threatened Release, or disposal of any Hazardous Substance at the Extended Premises in any material quantity; the Extended Premises are not adversely affected by any Release, threatened Release, or disposal of a Hazardous Substance originating or emanating

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 18


from any other property;

                         (iv) the Extended Premises do not contain and have not
contained any: (A) underground storage tank, (B) material amounts of asbestos-containing building material, (C) landfills or dumps, (D) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (E) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

                         (v) TBS has used no material quantity of any Hazardous
Substance and has conducted no Hazardous Substance Activity on the Extended Premises;

                         (vi) TBS has no material liability for remediation,
response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law; TBS is not subject to, has no notice or knowledge of, and is not required to give any notice of any Environmental Claim involving TBS or the Extended Premises; there are no conditions or occurrences at the Extended Premises which could form the basis for an Environmental Claim against TBS or the Extended Premises;

                         (vii) the Extended Premises are not subject to any, and
TBS has no knowledge of any imminent, restriction on the ownership, occupancy, use, or transferability of the Extended Premises in connection with any (A) Environmental Law or (B) Release, threatened Release, or (C) disposal of a Hazardous Substance;

                         (viii) there are no conditions or circumstances at the
Extended Premises which pose a risk to the environment or to the health and/or safety to or of persons; and

                         (ix) TBS has provided or otherwise made available to
MCSC any Environmental Record concerning TBS and Extended Premises which TBS possesses or could reasonably be obtained by TBS.

                    (c) DEFINITIONS. For purposes of this Agreement, the following terms as used herein shall have the following meanings:

                         (i) "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 ET SEQ., and any future amendments.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 19


                         (ii) "DAMAGES" shall mean all damages, and includes,
without limitation, punitive damages, liabilities, costs, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees, attorneys' and paralegals' fees, and litigation expenses.

                         (iii) "ENVIRONMENTAL CLAIM" shall mean any
investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim in connection with the Extended Premises (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (B) in connection with any Hazardous Substance or actual or alleged Hazardous Substance Activity, (C) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law or other order of a Governmental Authority or (D) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                         (iv) "ENVIRONMENTAL LAW" shall mean any past or current
Legal Requirement pertaining to (A) the protection of health, safety, and the indoor or outdoor environment, (B) the conservation, management, or use of natural resources and wildlife, (C) the protection or use of surface water and groundwater, (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (E) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 ET SEQ., Clean Air Act of 1966, as amended, 42 USC 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 USC 2601 ET SEQ., Hazardous Materials Transportation Act, 49 USC App. 1801 ET SEQ., Occupational Safety and Health Act of 1970, as amended 29 USC 651 ET SEQ., Oil Pollution Act of 1990, 33 USC 2701 ET SEQ., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 ET SEQ., National Environmental Policy Act of 1969, 42 USC 4321 ET SEQ., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) ET SEQ., and any similar state law, including but not limited to the Bay Area Air Quality Management District Act (Health and Safety Code Section 40200 ET SEQ.); the Air Quality Monitoring Devices Act (Health and Safety Code Section 42700 ET SEQ.); the Porter-Cologne Water Control Act (Water Code Section 13200 ET SEQ.); the Carpenter-Presley-Tanner Hazardous Substance Control Act (Health and Safety
Code Section  25300 ET SEQ.); the Clean Waters Act (Fish and Game Code Section
 5650 ET SEQ.); and the Hazard Communications Act (8 CCR 5194) and any similar, implementing or successor law, and any amendment, rule,

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 20


regulation, order, or directive issued thereunder.

                         (v) "ENVIRONMENTAL RECORD" shall mean any document,
correspondence, pleading, report, assessment, analytical result, Governmental Approval, or other record concerning a Hazardous Substance, compliance with an Environmental Law, and Environmental Claim, or other environmental subject.

                         (vi) "GOVERNMENTAL APPROVAL" shall mean any permit,
license, variance, certificate, consent, letter, clearance, closure, covenant not to sue, release, no further action letter, exemption, decision, action or approval or non-disapproval of a Governmental Authority.

                         (vii) "GOVERNMENTAL AUTHORITY" shall mean any federal,
state, regional, county, or local person or body having governmental or quasi-governmental authority or a sub-division thereof.

                         (viii) "HAZARDOUS SUBSTANCE" shall mean any substance,
chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is classified or regulated as hazardous or toxic under any Environmental Law, and includes, without limitation, asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof).

                         (ix) "HAZARDOUS SUBSTANCE ACTIVITY" shall mean any
activity, event, or occurrence involving a Hazardous Substance, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Substance.

                         (x) "LEGAL REQUIREMENT" shall mean any treaty,
convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree, or other requirement of any Governmental Authority.

                         (xi) "RCRA" shall mean the Solid Waste Disposal Act, as
amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET SEQ., and any future amendments.

                         (xii) "RELEASE" shall mean any releasing, spilling,
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, of any Hazardous Substance, including, without

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 21


limitation, the abandonment or discharge of such Hazardous Substances in or from barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substance.

               3.12  STATUS OF CONTRACTS.  (a) STATUS. Except as listed on
SCHEDULE 3.12 and except for purchase orders made in the ordinary course of business, TBS is not party to and is not bound by any contract which is not terminable by TBS upon thirty (30) days written notice without penalty, whether or not in the ordinary course of business, and including, without limiting the generality of the foregoing, leases, mortgages, union contracts, employment agreements, pension, retirement or welfare agreements (whether oral or written, formal or informal or employee benefit plans within the meaning of the Employment Retirement Security Act of 1975, as amended ("ERISA"), agreements for the sale or distribution of its services or products, vendor contracts, supply contracts, license agreements, service agreements and other agreements or instruments. There have been and are no material defaults under any contract to which TBS is a party, nor has any event occurred which, after the giving of notice or, with the passage of time, or both, would constitute a material default under any such contract. All such contracts are valid and binding and in full force and effect; TBS has complied with the provisions of its contracts in all material respects; and no notice of a claimed breach has been received by TBS. Assuming that TBS obtains the consents described in SCHEDULE 3.2, the Merger and the consummation by TBS of the transactions herein contemplated will not conflict with, or result in a breach, violation, termination or modification of, any of the terms of any contract, agreement or other instrument to which TBS is a party or by which TBS or any of its properties is or may be bound, or constitute a default thereunder which would prevent or interfere with the Merger or the consummation of the transactions herein contemplated.

          (b) SCALE. TBS is not party to or bound by any contract which is material to its Business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by TBS after the date of the balance sheet for the year ended September 30, 1997 in the Financial Statements of more than $25,000. The legal enforceability after the Closing by TBS of its contracts will not be affected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (c) NORMALITY. No purchase commitment of TBS, or by which TBS is bound, is materially in excess of the normal, ordinary and usual requirements of the Business or, in the opinion of the Stockholders, is at an excessive price.

          (d) AFFILIATED AGREEMENTS. Except as set forth in SCHEDULE 3.12, TBS is not a party to or bound by (i) any contract (other than this Agreement) with the Stockholders or former

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 22


shareholders or any Person known to TBS to be an Affiliate or Associate of a Stockholder or former shareholder, (ii) any contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by TBS at will without liability, penalty or premium, (iii) any contract providing for the payment of any bonus or commission based on sales or earnings, (iv) any contract that contains any severance or termination or change in control pay liability or obligation, (v) any contract for the purchase or sale of any security (other than this Agreement), (vi) any contract for the borrowing of money (or guarantee of indebtedness), (vii) any contract for leasing personal property which requires annual payments in excess of $10,000 or the term of any of which exceeds one (1) year, (viii) any contract relating to express product or service warranties, (ix) any contract containing a covenant not to compete by TBS or the Stockholders, (x) any contract granting a Lien, security interest or other material encumbrance on any property or assets of TBS or on its assets, (xi) any contract providing for exclusive purchases by or from TBS or containing a requirement purchase obligation, (xii) any contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of TBS, or (xiii) any contract for the sale of any of the assets, property or rights of TBS outside of the ordinary course of business, except as contemplated by this Agreement.

          (e) POWER OF ATTORNEY. TBS has not given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

          (f) PENSION OBLIGATION. TBS is not paying, nor has it any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

     True, complete and correct copies of each of the contracts set forth in
SCHEDULE 3.12 or expressly referred to in the notes to the Financial Statements have heretofore been provided to MCSC by TBS.

               3.13 ASSETS; INVENTORY. All of the properties and assets used in the Business, except for such assets which are immaterial to the business of TBS, are workable and useable in the ordinary course of business and are suitable for the uses for which they were intended and are used. The inventory of TBS has been acquired in the ordinary course of business and has been and will be reflected on the books of TBS in accordance with the GAAP, consistently applied. The inventory consists of items of a quality and quantity useable and saleable at normal prices without discount in the normal course of business. The level of the inventory as of the Closing Date is reasonable in light of TBS's business prospects. TBS and the Stockholders know of no material adverse condition affecting TBS's ability to obtain inventory in the future in the quality and quantity as now being obtained.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 23


               3.14 CUSTOMERS AND VENDORS. Except as set forth in SCHEDULE 3.14, TBS has received no notice that, and neither TBS nor any Stockholder has any knowledge or reason to believe that, any vendor or any customer of TBS does not plan to continue to do business with MFAC, or plans to reduce its sales to or volume of orders from MFAC or will not do business on substantially the same terms and conditions with MFAC subsequent to the Closing Date as such vendor or customer did with TBS before such date. Neither TBS nor the Stockholders will take any action to influence its customers or vendors to change or reduce their volume of business activity with MFAC after the Closing Date.

               3.15 TAXES. Except for Taxes which are being contested in good faith by appropriate proceedings and are listed on SCHEDULE 3.15 and except for Taxes which are accrued on the balance sheets which are part of the Financial Statements and are listed on SCHEDULE 3.15 and except as otherwise listed on
SCHEDULE 3.15, TBS has paid all Taxes required to be paid by it through the date hereof. Except as set forth on SCHEDULE 3.15, TBS has timely filed all returns, reports and other documents and furnished all information required or requested by any federal, state or local governmental agency with respect to its Business or properties (except for tax returns not yet due), and all such returns, reports and other documents and all such information are true, correct and complete. No audit of any of the foregoing is in progress, and no extension of time with respect to the date of filing of any of the foregoing is in force, other than as set forth on SCHEDULE 3.15. No waiver or agreement by TBS is in force for the extension of time for the assessment or payment of any of the Taxes. All deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of this Agreement have been timely paid when due prior to the date hereof or have been accrued on the balance sheets which are part of the Financial Statements. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, value added, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, the State of California, any other state, the City of Fremont, or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 24

               3.16  EMPLOYEES; BENEFIT PLANS.

                    (a) EMPLOYEES. Listed on SCHEDULE 3.16A are the names of all officers, directors and employees of TBS together with their respective wage rates and rates of total compensation and a designation of whether such individual is covered by a collective bargaining agreement. TBS has paid in full to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation due for all services performed by them and has paid in full its contractual obligations due under any union contract.
SCHEDULE 3.16A sets forth a summary of all grievances, claims, actions, suits, proceedings, arbitrations, investigations or inquiries instituted or threatened within the past five (5) years or currently pending by or against TBS. TBS is not liable for any severance pay or other payments on account of termination of former employees, nor will any severance payments or other payments (including unemployment compensation, "golden parachute" or otherwise) become payable as a consequence of the transactions contemplated herein. TBS has complied with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, discrimination and civil rights and the withholding and payment of social security and similar taxes and is not liable for any arrears, wages or any such taxes or penalties for failure to comply with any of the foregoing. There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting TBS. No representation question exists respecting the employees or any strike, work stoppage or other labor difficulty. There are no unfair labor practice charges, complaints or proceedings pending or threatened against or involving TBS; there are no claims, complaints or proceedings involving breach of contract, tortious interference with contract rights, violation of any State's unfair competition or unfair trade practice or trade secret statute; there is no organizing activity involving TBS pending or threatened by a labor union or group of employees; there are no representation proceedings pending with the National Labor Relations Board and no labor organization or group of employees has made a pending demand for recognition. Except as set forth in SCHEDULE 3.16A, TBS has had no layoffs or recalls during the past ten (10) years. SCHEDULE 3.16A sets forth the name of each employee and his or her accrued vacation or leave payments due.

                    (b) BENEFIT PLANS. As of the Closing Date: (i) all "employee benefit plans," as defined in Section 3(3) of ERISA or any other employee benefit arrangements or payroll practices including, without limitation, severance, pension, retirement, profit sharing, deferred compensation, stock purchase, stock option, restricted stock, stock appreciation rights, incentive, bonus or other similar plans, medical, vision, dental or other health plans, or other compensation arrangements (the "Plans") maintained, or contributed to, by TBS or any trade or business (whether or not incorporated) which is under common control with TBS, or is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") ("ERISA Affiliate") are set forth on SCHEDULE 3.16B; (ii) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and (iii) each of the Plans

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 25


is subject to Title IV of ERISA and no Plan has been terminated with any outstanding liability. TBS and each ERISA Affiliate have complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. The execution and delivery of this Agreement and the consummation of the transactions thereby will not result in the acceleration of the time of payment or vesting of any Plan benefits. SCHEDULE 3.16B sets forth the administrative costs due and paid for TBS's 401(k) plan as of the Closing Date.

               3.17 INSURANCE. SCHEDULE 3.17 sets forth all policies or binders of fire, liability, worker's compensation, vehicular, disability, employee liability, business interruption, product liability, health, or other insurance (including medical self-insurance) held by TBS relating to, on behalf of or covering the Business of TBS (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000.00). Such policies and binders are in full force and effect. TBS is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on SCHEDULE 3.17, there are no outstanding unpaid claims under any such policy or binder. TBS has not received a notice of cancellation or non-renewal of any such policy or binder. Neither TBS nor any Stockholder has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. SCHEDULE 3.17 also sets forth TBS's loss experience for the last three (3) years relating to product liability, worker's compensation and property damage and health and medical coverage. SCHEDULE 3.17 sets forth any medical insurance, hospitalization or long-term disability "run-out" as of the Closing Date.

               3.18 SUBSIDIARIES; COMPETING INTERESTS. Neither TBS nor the Stockholders, directly or indirectly, own any capital stock or other equity securities of any corporation, limited liability company, partnership, association, trust, joint venture or other entity or business or have any direct or indirect equity, partnership or other ownership interest in any business except for stock of companies publicly traded on the New York or American Stock Exchange or the Nasdaq Stock Market, not to exceed 5% of the total outstanding shares of such companies. Neither TBS nor the Stockholders have any interest, directly or indirectly, in any corporation, partnership, association, proprietorship, or any other entity or business which is engaged in a similar business, or is a competitor of, or a vendor to or customer of, TBS.

               3.19 NO PENDING TRANSACTIONS. Except for the transactions contemplated by this Agreement, TBS is not a party to or bound by or the subject of any agreement, undertaking or commitment to: (i) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person which would in any way affect the Business of TBS; or,
(ii) sell, lease or exchange all or substantially all of TBS's property and assets to any other Person or enter into any other transaction which would in any way affect the Business of TBS or the Merger

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 26


or the transactions contemplated hereby.

               3.20 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of TBS or the Stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.

               3.21 REPRESENTATIONS REGARDING THE COMMON STOCK. The Stockholders represent, certify and warrant to MCSC that:

                    (a) they are "accredited investors" as defined by Regulation D promulgated under the Securities Act;

                    (b) they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the New MCSC Shares. The Stockholders have received the MCSC 1996 Annual Report to Stockholders, the proxy statement for the 1997 Annual Meeting of Stockholders, the Form 10-K for the year ended December 31, 1996 and the Form 10-Q for the nine months ended September 30, 1997 (the "SEC Filings"). The Stockholders recognize that acquisition of the New MCSC Shares involves certain risks and have taken full cognizance of and understand such risks. In deciding whether to acquire the New MCSC Shares pursuant to this Agreement, the Stockholders have weighed these risks against any perceived benefits of owning the New MCSC Shares;

                    (c) the Stockholders have had the opportunity to perform such due diligence regarding MCSC as they have deemed necessary and to ask questions of, and receive answers from, management of MCSC and have sought and received such accounting, legal and tax advice as the Stockholders have considered necessary to make an informed investment decision with respect to the New MCSC Shares;

                    (d) the Stockholders are aware that no federal or state agency has made any finding or determination as to the fairness of the New MCSC Shares, nor has any agency made any recommendation or endorsement of the New MCSC Shares;

                    (e) during the last five years, neither Stockholder has been:

                         (i) convicted of nor pleaded NOLO CONTENDERE to any
felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the Securities and Exchange Commission ("SEC") or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft;

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 27


                         (ii) subject to any order, judgment, or decree of any
court of competent jurisdiction temporarily or preliminary restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator;

                         (iii) subject to a United States Postal Service false
representation order; or

                         (iv) subject to any state administrative order entered
by a state securities administrator in which fraud or deceit was found;

                    (f) the Stockholders are acquiring the New MCSC Shares for their own account and not with a view to resale or distribution and no agreements, arrangements or understandings exist with respect to the transfer, sale, voting or disposition of such securities;

                    (g) the Stockholders understand that stop transfer instructions relating to the Common Stock will be placed in MCSC's stock register and that the certificates representing New MCSC Shares will bear legends which shall read:

          "The shares of Common Stock represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold or transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom as evidenced by an opinion of counsel satisfactory to the issuer hereof."

          "Except with the prior written consent of Miami Computer Supply Corporation, the shares of Common Stock represented by this certificate may not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until [THE DATE WHICH IS 270 DAYS AFTER THE CLOSING DATE.]"

                    (h) the Stockholders realize that (i) the acquisition of the New MCSC Shares is a long term investment; (ii) the Stockholders must bear the economic risk of such investment until the restrictive holding period expires and because the New MCSC Shares have not been registered under the Securities Act or any similar state law, they cannot be sold unless so registered or an exemption from registration is available; and

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 28


                    (i) the Stockholders believe that an investment in the New MCSC Shares is suitable for them based upon their investment objectives and financial needs and the Stockholders have adequate means of providing for their current financial needs and have no need for liquidity of their investment with respect to the New MCSC Shares.

               3.22 UPDATING OF SCHEDULES. TBS and the Stockholders shall notify MCSC of any changes, additions or events which may cause any change in or addition to any Schedules delivered by them under this Agreement, promptly after the occurrence of same and no later than the Closing Date by delivery of updates of all Schedules, including future quarterly and annual Financial Statements.
No notification made pursuant to this Section 3.22 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless MCSC shall specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by MCSC of any condition set forth in this Agreement unless specifically waived in writing by MCSC.

               3.23 OWNERSHIP OF MCSC COMMON STOCK. As of the date hereof, neither TBS nor any Stockholder nor any of their Affiliates or Associates, (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of MCSC Common Stock.

               3.24 TRANSACTIONS WITH AFFILIATES. Other than this Agreement, TBS is not bound by or a party to any contract with, does business with or has any obligations or liabilities to any Stockholder or any Affiliate or Associate of any Stockholder. As used in this Agreement, an "Affiliate" of, or a Person "Affiliated" with, a specified person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. Moreover, as used in this Agreement, the term "Associate" used to indicate a relationship with any Person, means: (a) any corporation or organization (other than TBS) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the corporation or organization or any of its parents or subsidiaries.

               3.25 BANK ACCOUNTS. SCHEDULE 3.25 sets forth the names and locations of all banks or other financial institutions in which TBS has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, TBS will deliver to MCSC copies of all records, including all signature or authorization cards pertaining to such bank accounts and safe deposit boxes and will assign such authorization to MFAC or MCSC

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 29


and provide evidence satisfactory to MCSC that such assignment will be effective immediately subsequent to the Closing and, at such time, no Stockholder or Person determined by MFAC or MCSC to be unauthorized shall have the authority to access such accounts or safe deposit boxes or draw on such accounts.

               3.26 CORRECT INFORMATION. All representations, warranties, covenants, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to MCSC by or on behalf of TBS or the Stockholders in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects. Without limiting the specificity of such representations or warranties made in this Agreement or information furnished pursuant hereto to MCSC, neither TBS nor any of the Stockholders has failed to disclose to MCSC any facts material to the Business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of TBS.

          ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES OF MCSC.

               MCSC hereby represents and warrants to TBS as follows:

               4.1  STRUCTURE; STATUS.

                    (a) MCSC.

                         (i)  The authorized capital stock of MCSC consists of
30,000,000 shares of MCSC Common Stock and 5,000,000 shares of MCSC preferred stock, no par value par share ("MCSC Preferred Stock"). As of December 5, 1997, there were 4,204,109 shares of MCSC Common Stock issued and outstanding, and there were no shares of MCSC Preferred Stock issued and outstanding. All outstanding shares of MCSC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of MCSC Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of MCSC, except for (A) shares of MCSC Common Stock issuable pursuant to the MCSC 1996 Stock Option Plan and the MCSC Non-Employee Directors Stock Option Plan and (B) by virtue of this Agreement and (C) pursuant to certain agreements to acquire the stock or assets of other entities.

                         (ii) MCSC is a corporation duly organized, validly
existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 30


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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 31


                    (b) MFAC.

                         (i) At the Closing Date, the authorized capital stock
of MFAC will consist of one thousand (1,000) shares of MFAC common stock, no par value per share ("MFAC Common Stock"), all of which shares will be issued and outstanding and owned beneficially and of record by MCSC. At the Closing Date, all outstanding shares of MFAC Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and none of the outstanding shares of MFAC Common Stock will have been issued in violation of the preemptive rights of any person, firm or entity. As of the Closing Date, there will be no Rights authorized, issued or outstanding with respect to the capital stock of MFAC.

                         (ii) MFAC will, at the Closing Date, be a corporation
duly organized, validly existing and in good standing under the laws of the State of California, will have the full power and authority to execute and deliver this Agreement and to enter into the Merger and perform the transactions contemplated hereby.

               4.2 AUTHORITY; NO CONFLICT. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by MCSC and MFAC have been or will be duly and effectively authorized by all necessary corporate action of MCSC and MFAC, respectively, and this Agreement is and will be a valid and legally binding obligation of MCSC and MFAC, respectively, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Boards of Directors of MCSC and MFAC will be delivered to TBS, and such copies will be complete and correct and such resolutions will be in full force and effect on the date thereof. Except for the filing and waiting period attendant to notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C. 18A, as added by Section 201 of Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the payment of all taxes required to be paid to the California Franchise Tax Board and, if required by law or the rules of the Nasdaq Stock Market or the National Association of Securities Dealers, Inc., the vote of the stockholders of MCSC, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by MCSC and MFAC will not: (i) require the approval or consent of any governmental or regulatory body not otherwise contemplated by this Agreement, except for compliance with applicable federal and state ("blue sky") securities laws in connection with the issuance of the New MCSC Shares pursuant to this Agreement and the filing of Articles of Merger with the Secretary of State of the State of California pursuant to Section 1103 of the CGCL, provided, however, that the Articles of Merger shall not be filed until there has been filed a certificate of satisfaction of the Franchise Tax Board that all taxes imposed under California's Revenue and Tax Law have been paid or secured; (ii) require the approval or consent of any other

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 32


person or entity except for the approval of the Merger by MCSC as the sole stockholder of MFAC; (iii) violate any provision of MCSC's or MFAC's Articles of Incorporation or Bylaws; or (iv) violate any statute, law or regulation as such statute, law or regulation relates to MCSC or MFAC.

               4.3 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of MCSC or MFAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.

               4.4 LITIGATION; ORDERS. Except as set forth on SCHEDULE 4.4, there are no claims, actions, suits, or proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of MCSC, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against MCSC which restrains or prohibits or which may restrain or prohibit or otherwise affect, the consummation of the transactions contemplated hereby.

               4.5 AUTHORIZED MCSC COMMON STOCK. MCSC has sufficient authorized shares of common stock in order to issue the MCSC Common Stock to the Stockholders at the Closing. The MCSC Common Stock to be issued to the Stockholders pursuant to Section 2.3(b) hereof shall, on the Closing Date, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens of MCSC. As of the date hereof and the Closing Date, the MCSC Common Stock is and will be qualified and listed on the Nasdaq National Market System and MCSC knows of no restriction on the ability of the MCSC Common Stock to trade thereon, except for the restrictions set forth herein and those resulting from applicable law, regulation and the rules of the Nasdaq.

               4.6 ACCURACY AND COMPLETENESS OF REPORTS. MCSC has delivered a true, correct and complete copy of SEC Filings. The SEC Filings do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          ARTICLE 5.0  COVENANTS.

               5.1 COVENANTS OF TBS. Except as contemplated by this Agreement or as expressly agreed to in writing by MCSC, during the period from the date of this Agreement to the Closing Date, TBS will conduct its operations according to its ordinary and usual course of business consistent with past practice, will use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, vendors, employees, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, prior to the Closing Date,

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 33


TBS will not, without the prior written consent of MCSC:

                    (a) pay any dividends or other distributions (cash or otherwise) on or redeem or repurchase or otherwise acquire its capital stock, subdivide or reclassify its shares of capital stock, pay any bonus, increase the wages or salaries of its employees, increase the fees to its directors, increase compensation to any consultants or other professionals, commit itself to any new or renewed collective bargaining agreement or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other compensation or benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, to amend or make any payment or contribution (other than in the ordinary course of business and consistent with past practice) with respect to any of such plans or any of such agreements in existence on the date hereof except as may be required to comply with applicable law, notice of which shall be provided to MCSC;

                    (b) except in the ordinary course of business or as otherwise contemplated hereby purchase, dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any of its properties or assets or make any capital expenditure in excess of $5,000;

                    (c) except as otherwise contemplated hereby, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to TBS, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of its business or operations of TBS;

                    (d) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into any agreement in principle or an agreement with respect to any merger, consolidation or business combination (except for this Agreement), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary and usual course of business;

                    (e) incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to TBS or pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown or the balance sheet as of October 31, 1997 in the Financial Statements and immaterial liabilities incurred after the date thereof in the

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 34


ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be affected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied;

                    (f) permit or allow its properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for Permitted Liens;

                    (g) cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value;

                    (h)  permit any Intellectual Property right to lapse;

                    (i) issue, grant or sell any shares of its capital stock or any equity interest or security, or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity interest or security;

                    (j) make any change in any accounting principles, practices or methods, including their principles, practices or methods relating to calculation of reserves for receivables;

                    (k) pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any Stockholder or any of their respective Affiliates or Associates;

                    (l) enter into any lease or sub-lease of real property or material lease of personal property;

                    (m) terminate or amend, or fail to perform any of its obligations or cause any breach under, any contract set forth in SCHEDULE 3.12. TBS will exercise its commercially reasonable efforts to renew each of the contracts set forth on SCHEDULE 3.12 which is scheduled to terminate prior to the Closing Date;

                    (n)  will not permit the insurance referred to in SCHEDULE
3.17 to lapse, expire, terminate or be cancelled;

                    (o) violate in any material respect any laws, regulations, or orders applicable to it and its properties, operations, business and employees;

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 35


                    (p)  amend its Articles of Incorporation or Bylaws; or

                    (q)  agree to do any of the foregoing.

               5.2 NO SOLICITATION. Neither TBS nor the Stockholders shall, and TBS and the Stockholders shall use their best efforts to cause TBS's officers, directors, employees, agents, Affiliates and representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) initiate contact with, solicit or encourage any inquiries or proposals by, or (ii) except as required by applicable law as advised in writing by counsel reasonably acceptable to MCSC, enter into any discussions or negotiations with, or disclose directly or indirectly any information not customarily disclosed concerning its Business and properties to, or afford any access to its properties, books and records to, any Person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of TBS's capital stock or a merger, consolidation, or sale of all or a substantial portion of the assets of TBS, or any similar transaction. TBS will notify MCSC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The foregoing restrictions on disclosures shall not apply to disclosures required to be made by any law, regulation or order of a court or governmental agency of competent jurisdiction; provided, however, before any disclosure is made TBS shall notify MCSC immediately of any such request for information and shall take all reasonable action to support any request or motion MCSC may make for confidential treatment or a protective order.

               5.3 STOCKHOLDER APPROVAL. As soon as practical after the execution of this Agreement, TBS will take all steps necessary to obtain any other requisite written consent of the Stockholders, for the purpose of adopting and approving this Agreement, and the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable. TBS shall provide to its Stockholders certain information regarding this Agreement, the Merger, the transactions contemplated hereby and the MCSC Common Stock, which information shall be reasonably satisfactory to MCSC prior to its dissemination to them. The Board of Directors of TBS has unanimously determined that this Agreement is advisable and in the best interests of the stockholders of TBS and will (i) recommend to the Stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) use their best efforts to obtain the necessary approvals by the Stockholders of this Agreement, the Merger and the transactions contemplated hereby. The Stockholders shall, by virtue of their execution of this Agreement be deemed to have provided their written consent to the Merger and to have waived any rights they may have under California law to dissent therefrom and to seek the fair value of their shares of TBS Common Stock in cash.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 36


               5.4  ACCESS TO INFORMATION; CONFIDENTIALITY.

                    (a) ACCESS TO INFORMATION. (i) Between the date of this Agreement and the earlier of the Closing Date or the date of the termination of this Agreement, TBS shall provide to MCSC and its representatives full access to its premises, properties, equipment, books and records as are related to the Business and shall make its directors, officers, employees and agents available to confer with MCSC and its representatives; and during such period, TBS shall:
(i) disclose and make available to MCSC and its representatives all documents and records relating to the assets, properties, operations, obligations and liabilities of TBS, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees', and stockholders' meetings, organizational documents, material contracts, customer list and agreements, filings with and communications from any Governmental Authority, litigation files, accountants' work papers, plans or records relating to employees and any other business activities of TBS as MCSC or its representatives may require; and (ii) promptly furnish to MCSC all other information concerning TBS's Business, properties and personnel as MCSC may request. During this period, MCSC may perform any review, analysis or testing that it, in its sole discretion, deems appropriate. MCSC will use its best efforts not to unduly interfere with the business operations of TBS during such review. Throughout this period, TBS will cause Messrs. Salomon and McCoubrie and one or more other designated representatives to confer with MCSC's representatives on a regular and frequent basis and to report the general status of TBS's ongoing condition and operations. In addition, with the prior consent of Mr. Salomon or Mr. McCoubrie, TBS will permit MCSC to communicate with its agents, customers and creditors. TBS will immediately notify MCSC of any material change in the ordinary course of its business or in the operations of its properties or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution, continuation or the threat of litigation involving TBS or its Affiliates or affiliated persons and will keep MCSC fully informed of such events.

                    (ii) Between the date of this Agreement and the earlier of the Closing Date or the date of termination of this Agreement, MCSC shall provide to the Stockholders such information concerning MCSC as the Stockholders may reasonably request relating to the business, condition (financial or otherwise), results of operations and prospects of MCSC. The Stockholders will use their best efforts not to unduly interfere with the business operations of MCSC during such review. Throughout this period, MCSC will cause
Messrs. Michael E. Peppel and Thomas C. Winstel to confer with the Stockholders on a regular and frequent basis and to report the general status of MCSC's ongoing condition and operations. The Stockholders hereby agree that, as of the date hereof, they will not buy or sell any shares of MCSC Common Stock during this period and TBS shall take appropriate precautions to prevent any other director, officer, employee, agent, Affiliate or Associate of TBS from trading the securities of MCSC if they obtain

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 37


or possess knowledge of Confidential Information (as defined below) of MCSC.

                    (b) CONFIDENTIALITY. The Parties hereto will hold and will cause their respective employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to the disclosing party, all documents and information concerning the disclosing party furnished to the receiving party in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the receiving party other than through a breach of a confidentiality agreement by a third party; (ii) in the public domain through no fault of the receiving party; or (iii) later lawfully acquired by the receiving party from other sources) (the "Confidential Information"), will not use such Confidential Information except to evaluate and consummate the Merger (and, if the Merger is consummated, in the business of MCSC and the Surviving Corporation thereafter) and will not release or disclose the Confidential Information to any other person, except the receiving party's auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by the receiving party of the confidential nature of such information and shall be directed by the receiving party to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of one (1) year from the date of termination of this Agreement, except to the extent the Confidential Information comes into the public domain through no fault of the receiving party. If requested by the disclosing party, the receiving party will return to the disclosing party, all physical materials furnished by the disclosing party to the receiving party or their respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by the receiving party which evaluate or reflect the Confidential Information. It is understood that the receiving party shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. The disclosing party will be entitled to equitable relief in the event of a breach by the receiving party of the provisions contained in this
Section 5.4(b).

               5.5 CONSENTS; EFFORTS TO CONSUMMATE. TBS and MCSC will each use their respective best efforts to obtain consents of all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement. Each of TBS and MCSC agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement and after the Closing Date thereof, the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 38


herein.

               5.6 PUBLIC ANNOUNCEMENTS. TBS and MCSC will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or judicial or administrative process.

               5.7  INDEMNIFICATION.

                    (a) INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders, jointly and severally, agree to indemnify and hold MCSC, and its respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "MCSC Group"), harmless against, and to reimburse MCSC Group for any Damage or Tax imposed on or incurred by any of the MCSC Group (a "MCSC Loss") because of or arising from or related to or in connection with:
(i) any breach of any of TBS's or the Stockholders' representations or warranties or any failure to perform or violation of any agreement or covenant on the part of TBS or the Stockholders under this Agreement or under any other agreement referred to herein or contemplated hereby to which TBS or the Stockholders is a signatory; (ii) any claims (other than claims by vendors which have been disclosed by TBS as set forth in SCHEDULE 5.7) arising out of, relating to or in connection with the Business of TBS prior to, and including, the Closing Date (including without limitation any claims relating to the products sold by TBS prior to and including the Closing Date or relating to the employment practices of TBS); (iii) any Damages or Tax caused by TBS resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of TBS; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (b) INDEMNIFICATION BY MCSC. MCSC agrees to indemnify and hold TBS and the Stockholders, and TBS's respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "TBS Group"), harmless against, and to reimburse TBS Group for any Damage or Tax imposed on or incurred by any of TBS Group (a "TBS Loss") because of or arising from or related to or in connection with: (i) any breach of any of MCSC's representations or warranties or any failure to perform or violation of any agreement or covenant on the part of MCSC under this Agreement or any other agreement referred to herein or contemplated hereby; (ii) any claims arising out of, or relating to or in connection with the business of MFAC subsequent to the Closing Date (including any claims relating to the sale of the products by MFAC after the Closing Date) except for claims arising out of, relating to or in connection with the actions or omissions of the Stockholders in their capacities as directors, officers, employees or

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 39


agents of MFAC or MCSC; (iii) any Damage or Tax caused by MCSC resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes or to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of MCSC; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (c) LIMITATIONS ON INDEMNIFICATION. No indemnification payment shall be made by the Stockholders pursuant to this Agreement, until the amounts which the MCSC Group would otherwise be entitled to receive as indemnification aggregate at least $50,000.00 and MCSC shall have been unable to recover such amounts from any applicable insurance MCSC or MFAC may have, at which time MCSC Group shall be entitled to receive payment of all such amounts in excess of $50,000.00. No indemnification payment shall be made by MCSC pursuant to this Agreement, until the amounts which TBS Group would otherwise be entitled to receive as indemnification aggregate at least $50,000.00 and TBS or the Stockholders shall have been unable to recover such amounts from any applicable insurance TBS or the Stockholders may have, at which time TBS Group shall be entitled to receive payment of all such amounts in excess of $50,000.00.

                    (d) NOTICE. The indemnified party shall promptly notify the indemnifying party of any claim that is reasonably likely to give rise to a claim for indemnification under this Agreement (a "Damage Claim") asserted by such party or by a third party, stating, to the extent known, with detailed specificity the nature and basis of the Damage Claim. The failure to give promptly any such notice shall not relieve the indemnifying party from any liability hereunder with respect to the subject matter of any Damage Claim except to the extent that the indemnifying party has actually been damaged by such failure. If the indemnifying party shall have confirmed in writing its obligation to indemnify for any liability asserted in any Damage Claim, the indemnifying party shall have, at its election, the right to compromise or defend such Damage Claim involving the assertion of liability by a third party at the indemnifying party's sole expense, through counsel chosen by it, provided that, in conducting such defense, settlement and compromise: (i) the indemnifying party shall not permit to exist any lien, encumbrance or other adverse charge upon any asset or business of the indemnified party; (ii) the indemnifying party shall cause its counsel to consult with the indemnified party and, if applicable, the indemnifying party's counsel and keep them fully advised of the progress of the defense, settlement and compromise; and (iii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim except to the extent otherwise provided in the next sentence. If the indemnifying party is required hereunder or elects to conduct the defense of such Damage Claim, the indemnified party shall cooperate with the indemnifying party in connection therewith and shall be entitled to participate in the defense thereof and to

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 40


appoint counsel for that purpose, except that the cost of any such participating counsel shall be solely for the account of the indemnified party and the indemnifying party shall have no responsibility therefor unless: (i) the indemnifying party shall not have notified the indemnified party that it will assume the defense of such Damage Claim and have designated counsel reasonably acceptable to the indemnified party within a reasonable time of the notice of such Damage Claim; or (ii) the named parties to any proceeding with respect to such Damage Claim (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be, in the opinion of counsel selected by the indemnifying party, inappropriate due to actual or potential differing interests between them. As long as the indemnifying party is contesting any such Damage Claim in good faith in accordance with the foregoing requirements, the indemnified party shall not pay or settle any such Damage Claim. Notwithstanding the foregoing, the indemnified party may pay or settle any such Damage Claim at any time, provided that the indemnified party waives any right to indemnity therefor by the indemnifying party.

                    (e) DEFENSE. In the event that the indemnifying party fails within thirty (30) calendar days after the receipt of notice of such Damage Claim to notify the indemnified party and to confirm in writing its obligation to indemnify for any liability in such Damage Claim, the indemnified party shall have the right to defend, settle or compromise the Damage Claim in its discretion; provided, however, that the indemnifying party shall have the right to participate in the defense of such Damage Claim at its own expense. The indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim and any defense, settlement or compromise thereof and all reasonable related costs incurred by the indemnified party.

                    (f) NONEXCLUSIVE REMEDY. The indemnification provisions in this Agreement shall not be deemed to preclude the exercise of any other rights or the pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentations or breaches of representations, warranties or covenants by either TBS or the Stockholders, on the one hand, or MCSC on the other hand, including specific performance, rescission or other equitable remedies.

               5.8 EXISTENCE. The Stockholders, to the extent within their control, and TBS will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect TBS's existence (corporate or otherwise), rights and franchises.

               5.9 ARTICLES OF MERGER. TBS and MFAC shall, on the Closing Date, execute and file Articles of Merger with the Secretary of State of the State of California to effectuate the Merger and will file Articles of Amendment to the Articles of Incorporation of MFAC to change the corporate name of MFAC to "TBS Printware Corporation."

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 41


          ARTICLE 6.0  GENERAL MATTERS.

               6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND RELATED AGREEMENTS. All of the terms, conditions, warranties, representations, covenants, indemnities and agreements contained in or made pursuant to this Agreement shall survive the Closing and the indemnity provisions of Sections 5.7 shall be valid and effective for a period of three (3) years after the Effective Time, notwithstanding any investigation made by or knowledge of any of the parties to this Agreement or any of their respective successors or assigns. All covenants of the parties that are to be performed after Closing shall continue and expire in accordance with their respective terms. If at the end of any of such period or term, a claim has been asserted hereunder and still is pending or unresolved, such period or term shall continue to survive until the claim finally is terminated or otherwise resolved.

               6.2 COVENANT NOT TO DISCLOSE. The Stockholders hereby covenant and agree, that as the owners and operators of the Business of TBS, they possess certain data and knowledge of operations of the Business of TBS which are proprietary in nature and confidential. The Stockholders covenant and agree that they not, and will use their best efforts to prevent any TBS director, officer, employee or agent (collectively, the "Covenantors") not to, at any time after the Closing, reveal, divulge or make known to any person (other than MCSC or MFAC) or use for their own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary customer list, vendor list, sales method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by TBS or any Business Know-How or other confidential or proprietary information whatsoever relating to TBS or, whether or not obtained with the knowledge and permission of MCSC (exclusive of any information which at the time of disclosure is generally available to and known by the public, other than as a result of any unauthorized disclosure by TBS or the Covenantors). The Covenantors further covenant and agree that they shall not divulge any such confidential or proprietary information which they may acquire during any transition period in which they are employed or assist or consult with MCSC or MFAC to facilitate the transfer and the continued success of the Business of TBS, and the Covenantors will hold such confidential and proprietary information in trust for the sole benefit of MCSC or MFAC and their respective successors and assigns.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 42


               6.3  NON-INTERFERENCE AGREEMENT.

                    (a) PROPRIETARY INFORMATION. The Stockholders have personal knowledge of TBS's confidential business plans, marketing strategies, advertising copy, funding sources, wholesale and retail customer lists, equipment sources, financial projections and results and other information.
This information and similar information is generally unknown to the public and gives TBS a competitive advantage over those who do not have access to this information. TBS has taken, and the Surviving Corporation will take, care to protect this information from becoming generally known. The information described above, therefore, constitutes valuable trade secrets of TBS and, after the Merger, of the Surviving Corporation, and is referred to below as "Proprietary Information." TBS has and, after the Merger, the Surviving Corporation shall retain, all exclusive rights in the Proprietary Information. For so long as permitted by law, the Stockholders shall not disclose Proprietary Information to any third party (except with respect to response to judicial or administrative process, and such disclosure shall occur only after written notification to the Surviving Corporation immediately after receipt of such process and cooperation with the Surviving Corporation, if so requested, to assist in obtaining confidential treatment of, or a protective order for, the Proprietary Information), or make any commercial or academic or other use of the Proprietary Information without the express written consent of the Surviving Corporation, which consent may be withheld for any or no reason in the Surviving Corporation's sole discretion. These restrictions on the use and disclosure of Proprietary Information shall survive the expiration or termination of this Agreement, regardless of the grounds or lack of grounds therefor. The parties recognize and agree that, in the event of a threatened or actual breach of this
Section 6.3(a), the Surviving Corporation's remedy at law will be inadequate to fully compensate the Surviving Corporation for its losses. Therefore, the Surviving Corporation may enforce its rights hereunder by equitable remedies, including without limiting the generality of the foregoing, injunctive relief and specific performance.

                    (b) NON-COMPETITION. (i) During the term of this Agreement and for twelve (12) months after the Closing Date, the Stockholders hereby covenant and agree that neither they nor any one of them (nor any person or entity controlled by, under common control with or controlling any Stockholder) will sell or distribute, directly or indirectly, or be financially or otherwise associated with anyone that sells or distributes computer supplies or projection presentation products in an area within a twenty-five (25) mile radius of any existing office of MCSC or any subsidiary thereof, including the Surviving Corporation. For purposes of this Section 6.3(b), "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, affairs, management or policies of such person or entity, whether through personal relationship, the ownership of voting securities or by contract or otherwise.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 43


                         (ii)  The Stockholders agree that in the event that the
Stockholders commit a breach or threaten to commit a breach of any of the provisions of this Section 6.3(b), the Surviving Corporation shall have the right and remedy to have the provisions of this Section 6.3(b) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to the Surviving Corporation and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Surviving Corporation at law or in equity. If any of the provisions of or covenants contained in Section 6.3(a) or (b) are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction because of the duration or geographic scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic scope of such provision or covenants and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Section 6.3(b) in any other jurisdiction.

                    (c) NON-INTERFERENCE. The Stockholders hereby acknowledge and recognize the highly competitive nature of the business of TBS and accordingly agree that, during the term of this Agreement and, in consideration of the receipt of the Purchase Price pursuant to this Agreement, for a period of one (1) year following the Closing Date the Stockholders, unless otherwise agreed to in writing by the Surviving Corporation and the Stockholders, shall not, either directly or indirectly, in any manner or capacity, whether as principals, agents, partners, officers, directors, employees, joint venturers, salesmen, or corporate shareholders or otherwise for the benefit of any Person,
(i) solicit the rendering of services to any Person of any kind whatsoever who is then or has been at any time during a period of one (1) year prior to the Closing Date a Customer (as defined below), employee, salesperson, agent or representative of TBS or the Surviving Corporation, as the case may be, in any manner which interferes or might interfere with the relationship of the Surviving Corporation with such Person, or in an effort to obtain such Person as a customer, supplier, employee, salesperson, agent or representative of any business in competition with the Surviving Corporation, or (ii) for a period of one (1) year following the Closing Date, hire or participate in the hiring by any Person of an employee of the Surviving Corporation. For purposes of this Agreement, "Customer" means any Person with whom TBS or MCSC or any subsidiary thereof is currently engaged to provide goods or services, has been engaged to provide goods or services within six (6) months prior to the Closing Date, or actively marketed, discussed a project with, negotiated with, provided a bid to or otherwise communicated with in an effort to obtain an engagement to provide goods or services sold by TBS or MCSC or any subsidiary thereof within six (6) months prior to the Closing Date. It is expressly understood and agreed that although the Stockholders and MCSC and the Surviving

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 44


Corporation consider the restrictions contained in Section 6.3(c) of this Agreement reasonable for the purpose of preserving for the Surviving Corporation its goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 6.3(c) of this Agreement is an unreasonable or otherwise unenforceable restriction against the Stockholders, the provisions of this Section 6.3(c) of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

               6.4 USE OF TBS'S NAME. TBS hereby agrees that after the Closing the Surviving Corporation shall have the right to use TBS's name as its corporate title and for the purpose of carrying on such business, and MCSC or the Surviving Corporation shall have the right to use TBS's name on products sold by MCSC or the Surviving Corporation following the Closing Date.

               6.5  BENEFIT PLANS AND ARRANGEMENTS

                    (a) PLAN PARTICIPATION. As soon as administratively practicable after the Effective Time, MCSC shall take all reasonable action so that employees of the Surviving Corporation shall be entitled to participate in the MCSC employee benefit plans of general applicability, and until such time the employee plans of TBS shall remain in effect. For purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under the MCSC employee plans, MCSC shall recognize years of service with TBS prior to the Effective Time.

                    (b) EMPLOYMENT. All employees of TBS as of the Effective Time may, at the discretion of the Board of Directors of the Surviving Corporation, become employees of the Surviving Corporation as of the Effective Time, provided that, except as set forth in Section 6.5(c), below, neither MCSC nor the Surviving Corporation shall have any obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Surviving Corporation a right to continuing employment with the Surviving Corporation after the Effective Time.

                    (c) EMPLOYMENT AGREEMENTS. On the Closing Date, the Surviving Corporation and each of Messrs. Salomon and McCoubrie shall execute an employment agreement in the form as set forth as EXHIBITS A AND B, respectively, attached hereto and made a part hereof, which shall commence upon the Closing Date. Said employment agreement shall be separate and independent from this Agreement and such employment agreements shall stand alone and not be connected in its operation or with respect to the rights and remedies of the parties thereto.

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AGREEMENT AND PLAN OF REORGANIZATION


PAGE 45



               6.6 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Authority or third party or which would otherwise prevent or materially delay completion of the Merger.

               6.7 COMMON STOCK RESTRICTIONS. Except with the prior written consent of MCSC, the New MCSC Shares to be delivered to the Stockholders at the Closing shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until the date which is 270 days after the Closing Date and all certificates representing such shares of Common Stock shall contain a legend to such effect, as set forth in Section 3.21(g).

          ARTICLE 7.0  CONDITIONS TO OBLIGATIONS OF MCSC AND MFAC TO CONSUMMATE.

               The obligations of MCSC and MFAC to consummate the Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by MCSC and MFAC of each of the following conditions:

               7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of TBS and the Stockholders contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               7.2 PERFORMANCE. TBS and the Stockholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

               7.3 CONSENTS AND APPROVALS. All necessary consents and approvals of any Governmental Authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained.

               7.4 STOCKHOLDER APPROVAL. The stockholders of TBS and, if deemed necessary by MCSC, the Stockholders of MCSC, shall have approved the Agreement by the vote required by applicable law after full disclosure of the terms and conditions of this Agreement and the transactions contemplated thereby.

               7.5 DELIVERY OF DOCUMENTS. At or before the Closing, TBS and the Stockholders shall have executed and delivered to MCSC and MFAC certain documents, including,

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 46


but not limited to: (i) a certificate dated the Closing Date executed by the President and Secretary of TBS evidencing compliance with the conditions set forth in this Article 7; (ii) the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of TBS Common Stock, duly endorsed in blank (or as required by MCSC); (iii) the Articles of Merger executed by a duly authorized officer of TBS; (iv) the receipt for the delivery of the New MCSC Shares by the Stockholders; (v) the opinion of Niven and Smith, counsel to TBS, addressed to the Board of Directors of MCSC substantially in the form of EXHIBIT C; and (vi) such other documents as MCSC or its counsel may reasonably require. All such documents shall be in form and substance satisfactory to MCSC. TBS and the Stockholders agree to use their best efforts to ensure that the conditions set forth herein are satisfied.

               7.6 NO LITIGATION. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               7.7 NO MATERIAL CHANGE. TBS shall have, as of the Closing Date, stockholders' equity equal to or greater than $1,600,000.00 without regard to any adjustments which may be made by MCSC's independent auditors subsequent to the draft of the audited TBS financial statements for the period ending September 30, 1997, which TBS financial statements show stockholders' equity of $1,611,745.00 and no change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse change in the Business, condition (financial or otherwise) or prospects of TBS.

          ARTICLE 8.0 CONDITIONS TO OBLIGATIONS OF TBS AND THE STOCKHOLDERS TO CONSUMMATE.

               The obligations of TBS and the Stockholders to consummate this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by TBS and the Stockholders of each of the following conditions:

               8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of MCSC contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               8.2 PERFORMANCE. MCSC and MFAC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 47


complied with by it at or prior to the Closing.

               8.3 CONSENTS AND APPROVALS. All necessary consents and approvals of any Governmental Authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained.

               8.4 OFFICERS' CERTIFICATE. MCSC shall have delivered to TBS a certificate signed by a duly authorized officer, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2 of this Agreement.

               8.5 PAYMENT OF CASH AND THE NEW MCSC SHARES. Against receipt of the certificates representing 100% of the issued and outstanding shares of TBS Common Stock, MCSC shall have delivered to the Stockholders on the Closing Date the Purchase Price as set forth in Section 2.3(b) hereof.

               8.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed the Employment Agreements at the Closing in the form of EXHIBITS A AND B, attached hereto.

               8.7 NO LITIGATION. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               8.8 DELIVERY OF DOCUMENTS. At or before the Closing, MCSC and MFAC shall execute and deliver to TBS all other documents contemplated by this Agreement.

          ARTICLE 9.0  TERMINATION.

               9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Stockholders of TBS or by the Stockholders of MCSC:

                    (a) by mutual consent of the Boards of Directors of the MCSC and TBS; or

                    (b) by either MCSC or TBS if, without fault of such terminating Party, the Agreement shall not have been consummated on or before December 31, 1997, unless extended by mutual written consent; or

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 48


                    (c) by MCSC if any condition to its obligations as set forth in Article 7.0 shall become incapable of fulfillment or shall not have been fulfilled as of the Closing Date and shall not have been waived by MCSC in writing, or by TBS if any of the conditions to the obligations of TBS and the Stockholders set forth in Article 8.0 shall have become incapable of fulfillment or shall not have been fulfilled as of the Closing Date and shall not have been waived by TBS in writing; provided that neither Party may terminate this Agreement hereunder if it is in material breach of any of its representations, warranties, covenants or agreements in this Agreement; or

                    (d) by MCSC, in the event of a material deterioration of the Business of TBS, in MCSC's sole discretion; or

                    (e) MCSC or TBS upon a material breach of a representation or warranty by the other or the failure to perform any covenant or agreement contained herein, if such breach or failure to perform shall not have been cured within fifteen (15) calendar days after receipt by the breaching Party of notice of such breach from the non-breaching Party.

               9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Agreement by MCSC or TBS pursuant to Section 9.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this
Section 9.2 and in Sections 5.4(b), 5.6, and 9.3 shall survive any such termination for the periods therein stated, if any. No termination of this Agreement under Section 9.1(e) for any reason or in any manner shall release, or be construed as so releasing, any Party hereto from any liability or damage to the other Party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, such Party's material breach, such Party's material default or such Party's failure in performance of any of its material covenants, agreements, duties or obligations arising hereunder.

               9.3 PAYMENT OF EXPENSES AND TERMINATION. Other than as expressly provided elsewhere in this Agreement, whether or not the Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such expenses.

          ARTICLE 10.0  MISCELLANEOUS.

               10.1 FURTHER ASSURANCES. From time to time, and without further consideration, each of the Parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement, the Merger and the

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 49


transactions referred to herein or contemplated hereby and to vest good, valid and marketable title to the assets transferred in connection herewith or reasonably requested by the other Party to perfect or evidence its rights hereunder. Each Party will promptly notify the other Party of any information delivered to or obtained by such Party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the Parties to this Agreement.

               10.2 NOTICES. Any notices hereunder shall be deemed sufficiently given by one Party to another only if in writing and if and when delivered or tendered either in person or as of one (1) business day after sent by recognized overnight service for next day delivery, with all costs prepaid, or as of five (5) business days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

               If to MCSC or MFAC:

               Miami Computer Supply Corporation
               4750 Hempstead Station Drive
               Dayton, Ohio  45492
               Attention:  Michael E. Peppel, Chief Financial Officer

               and a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P
               734 15th Street, N.W.
               12th Floor
               Washington, D.C.  20005
               Attention:  Jeffrey A. Koeppel, Esq.

               If to TBS:

               TBS Printware Corporation
               6100 Stewart Avenue
               Fremont, California  94538
               Attn: Robert Salomon, Chief Executive Officer

               and a copy to:

               Niven and Smith
               425 California Street
               San Francisco, California  94104-2118
               Attn:     James Niven, Esq.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 50

               If to the Stockholders:

               Mr. Robert Salomon
               3875 Woodside Road
               Woodside, California  94062

               Mr. John McCoubrie
               410 Warwick Road
               Haddonfield, New Jersey  08033

               Mr. Lothar Rowe
               Beerenstrasse 43
               14163 Berlin
               Federal Republic of Germany

               and a copy to:

               Niven and Smith
               425 California Street
               San Francisco, California  94104-2118
               Attn:     James Niven, Esq.

or to such other address as the Party addressed shall have previously designated by written notice to the serving Party, given in accordance with this Section; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the Party to whom it is required or permitted to be given.

               10.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California. Except as prohibited by applicable law, each Party hereby waives any right it may have to a trial by jury in any litigation directly or indirectly arising out of, under, or in connection with this Agreement. This waiver is knowingly, intentionally and voluntarily made by each Party, and each Party acknowledges that no representative, agent or attorney of either Party has made any representations of fact to induce this waiver of trial by jury or in any way to nullify or modify its effect. The Parties each hereby agree that this Agreement constitutes a written consent to waiver of trial by jury.

               10.4 SEVERABILITY. Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 51


be reduced and limited to enable MCSC or TBS or the Surviving Corporation to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

               10.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto) is intended by the Parties to and does constitute the entire agreement of the Parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties, including the non-binding letter of intent by and among MCSC and TBS dated as of August 26, 1997, and as amended November 7, 1997. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

               10.6 ASSIGNMENT, ETC. Except for the assignment of certain rights under this Agreement by MCSC to its wholly-owned subsidiary MFAC, the rights and obligations of any of the Parties to this Agreement may not be assigned without the prior written consent of the other Parties to this Agreement, and any assignment made in violation of the foregoing shall be void and have no legal effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, assigns, heirs, executors and administrators, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the Parties hereto. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Party or Parties to this Agreement may require.

               10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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AGREEMENT AND PLAN OF REORGANIZATION
PAGE 52

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 53


          IN WITNESS WHEREOF, MCSC, MFAC, TBS and the Stockholders have caused this Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.

                                   MIAMI COMPUTER SUPPLY CORPORATION

Witness:                           By:
          --------------------          -------------------------
          Thomas C. Winstel             Michael E. Peppel
          Secretary                     Chief Financial Officer

                                   MCSC FREMONT ACQUISITION
                                    CORPORATION

Witness:                           By:
          --------------------          -------------------------
                                        Michael E. Peppel
                                        President

                                   TBS PRINTWARE CORPORATION

Witness:                           By:
          --------------------          -------------------------
          John McCoubrie                Robert Salomon
          President Secretary           Chief Executive Officer

                                   STOCKHOLDERS:

Witness:                           By:
          --------------------          -------------------------
                                        Robert Salomon

Witness:                           By:
          --------------------          -------------------------
                                        John McCoubrie

Witness:                           By:
          --------------------          -------------------------
                                        Lothar Rowe